QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

[Letterhead of Haynes and Boone, LLP]

November 19, 2007

KeyOn Communications Holdings, Inc.
11742 Stonegate Circle
Omaha, Nebraska 68164

Ladies and Gentlemen:

        We have acted as counsel to KeyOn Communications Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 3,250,000 shares (the "Offering Shares") of its Common Stock, par value $.001 per share (the "Common Stock"), and 487,500 additional shares of Common Stock that are subject to an over-allotment option granted to the underwriters by the Company (the "Over-Allotment Shares," and together with the Offering Shares, the "Shares"), all as more particularly described in the Registration Statement. The Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement"), the form of which has been filed as an exhibit to the Registration Statement.

        We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (v) the specimen Common Stock certificate, (v) the Underwriting Agreement and (vi) all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

        In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

        As to various questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied upon representations and certificates of the officers of the Company or government officials.

        The opinions expressed herein are limited to the federal laws of the United States of America, and, only to the extent relevant to the particular opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Constitution of the State of Delaware (the "Delaware Constitution"), as in effect on the date hereof, and judicial decisions reported as of the date hereof to the extent interpreting the DGCL and such provisions of the Delaware Constitution.

        Based upon the foregoing and such other investigations as we have deemed necessary and subject to the qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, upon receipt of payment by the Company and delivery to the purchasers in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Haynes and Boone, LLP

                      Haynes and Boone, LLP

QuickLinks

  Exhibit 5.1